UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 29, 2014

CABLEVISION SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CSC HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 27-0726696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Stewart Avenue Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2014, the Boards of Directors of Cablevision Systems Corporation (“Cablevision”) and CSC Holdings, LLC expanded the size of the Boards of Directors from 17 directors to 18 directors and Mr. Steven J. Simmons was appointed to serve as a member of the Boards. In accordance with Cablevision’s Amended and Restated Certificate of Incorporation, Mr. Simmons was designated as a director elected by the holders of Class A Common Stock. Mr. Simmons meets the independence standards of Section 303A.02(b) of the New York Stock Exchange Listed Company Manual.

Mr. Simmons, age 68, has been the Chairman and Chief Executive Officer of Simmons Patriot Media & Communications, LLC, a management firm specializing in media and communications, since 2002. He also serves as Chairman of RCN Telecom Services, LLC (since 2010), Grande Communications (since 2013) and PPR Media, LLC/Choice Communications (since 2008). Mr. Simmons was a director of Virgin Media Inc. from 2008 to 2013. He also served as the Chairman of the Connecticut Commission of Educational Achievement and now Chairs the Connecticut Counsel for Education Reform.

There were no arrangements or understandings between Mr. Simmons and any other person pursuant to which Mr. Simmons was selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
(Registrant)

Dated: July 29, 2014	By:	/s/ Victoria M. Mink
	Name:	Victoria M. Mink
	Title:	Senior Vice President, Controller
and Principal Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, LLC
(Registrant)

Dated: July 29, 2014	By:	/s/ Victoria M. Mink
	Name:	Victoria M. Mink
	Title:	Senior Vice President, Controller
and Principal Accounting Officer